UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

ELECTRAMECCANICA VEHICLES CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Silver Drive Third Floor Burnaby, British Columbia, Canada	V5H 0H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 428-7656

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, on October 4, 2023, ElectraMeccanica Vehicles Corp., a company existing under the laws of the Province of British Columbia (“ElectraMeccanica”), notified Tevva Motors Limited, a company registered in England and Wales (“Tevva”), of the termination of that certain arrangement agreement (the “Arrangement Agreement”), dated August 14, 2023, by and among ElectraMeccanica, Tevva, 432952 B.C. Ltd., a company existing under the laws of the Province of British Columbia (“Holdco”), and 1432957 B.C. Ltd., a company existing under the laws of the Province of British Columbia (“Parentco”), pursuant to which ElectraMeccanica and Tevva were to combine by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

On November 3, 2023, Tevva filed a complaint (the “Complaint”) in the United States District Court for the District of Arizona against ElectraMeccanica, Holdco, Parentco and Susan E. Docherty, ElectraMeccanica’s Chief Executive Officer and Interim Chief Operating Officer. The Complaint alleges breach of contract, defamation and tortious interference by the defendants, as applicable, in connection with the Arrangement Agreement and the transactions contemplated therein. The Complaint seeks actual damages of $75 million, unspecified punitive damages and attorneys’ fees and costs. Additionally, the Complaint seeks preliminary and permanent injunctive relief (i) preliminarily prohibiting ElectraMeccanica from completing a merger with any other merger partner pending resolution of the Complaint; (ii) preventing ElectraMeccanica from dissipating its cash reserves through dividend or otherwise; (iii) requiring ElectraMeccanica to complete the Arrangement with Tevva; and (iv) otherwise requiring effectuation of the Arrangement.

ElectraMeccanica and the other defendants believe that Tevva’s allegations are without merit and intend to vigorously defend their position to the fullest extent permitted by law. ElectraMeccanica also intends to pursue its own legal rights and remedies against Tevva.

Cautionary Note Regarding Forward-Looking Statements

This this Current Report on Form 8-K includes “forward-looking statements” within the meaning of U.S. federal securities laws and applicable Canadian securities laws. Forward-looking statements may be identified by words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions. Forward-looking statements represent current judgments about possible future events, including, but not limited to, statements regarding ElectraMeccanica’s and the other defendants’ intent to vigorously defend their position to the fullest extent permitted by law, as well as ElectraMeccanica intent to pursue its own legal rights and remedies against Tevva. Forward-looking statements are based on the current beliefs or expectations of ElectraMeccanica’s management and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond ElectraMeccanica’s control. Accordingly, actual results may differ materially from those expressed or implied in the forward-looking statements due to risks and uncertainties including, but not limited to, whether ElectraMeccanica will be successful in its defense against the allegations under the Complaint or in any future legal proceedings against Tevva. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in ElectraMeccanica’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of ElectraMeccanica. Forward-looking statements speak only as of the date they are made, and ElectraMeccanica undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where it is expressly required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	ELECTRAMECCANICA VEHICLES CORP.

	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary